UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 7, 2017

Exact name of registrant as specified in its charter	State or other jurisdiction of incorporation or organization	Commission File Number	I.R.S. Employer Identification No.

Windstream Holdings, Inc.	Delaware	001-32422	46-2847717
Windstream Services, LLC	Delaware	001-36093	20-0792300

4001 Rodney Parham Road
Little Rock, Arkansas	72212
(Address of principal executive offices)	(Zip Code)

(501) 748-7000
(Registrants’ telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.       ☐

Item 7.01. Regulation FD Disclosure

On December 7, 2017, Windstream Services, LLC (the “Company”) sent a letter to Aurelius Capital Master Ltd. (“Aurelius”), a holder of the Company’s 6 3/8% Senior Notes due 2023 (the “6 3/8% Senior Notes”), a copy of which is attached hereto as Exhibit 99(a).

Item 8.01. Other Events

On September 22, 2017, the Company received a purported notice of default dated September 21, 2017 (the “Notice”) from Aurelius, which alleged that the Company had breached certain covenants under the indenture governing the 6 3/8% Senior Notes (the “Indenture”) relating to the transfer of certain assets and the subsequent lease of those assets in connection with the spin-off of Communications Sales & Leasing, Inc. (now known as Uniti Group, Inc.) in April 2015.

On November 6, 2017, the Company completed the early settlement of certain previously announced offers to exchange certain of the Company’s existing senior notes for additional 6 3/8% Senior Notes and/or 8.625% Senior First Lien Notes due 2025 and received consents from holders representing a majority of the outstanding aggregate principal amount of the 6 3/8%  Senior Notes to certain waivers and amendments to the Indenture (the “Waivers and Amendments”) relating to the defaults alleged in the Notice (the “Exchange and Consent Transactions”). On November 6, 2017, the Company, the co-issuer, the guarantors party thereto and the trustee under the Indenture executed a supplemental indenture to the Indenture giving effect to the Waivers and Amendments.

The allegations in the Notice and claims by Aurelius that certain of the Exchange and Consent Transactions violated the Indenture and the Waivers and Amendments are not valid and effective are the subject of litigation pending in federal district court in the Southern District of New York. The Company is vigorously defending against these claims. The Company has also filed pleadings outlining that the claims asserted in the litigation by the trustee under the Indenture that relate to the Notice are mooted by the Waivers and Amendments and, thus, ripe for dismissal. There can be no assurance that the Company will be successful in the pending litigation.

A stay of the cure period ordered by the federal district court for the defaults alleged in the Notice expired on December 7, 2017. The Company understands that Aurelius has sent a notice dated December 7, 2017 purporting to declare the 6 3/8% Senior Notes to be due and payable immediately on the basis of the defaults alleged in the Notice and the Company’s failure to cure such alleged breaches by the end of the cure period.

The Company believes the purported acceleration of the 6 3/8% Senior Notes is invalid and of no effect under the Indenture because the defaults alleged in the Notice are without merit, no Event of Default has occurred under the Indenture and, in any event, all defaults alleged in the Notice have been validly waived pursuant to the Waivers and Amendments, which are now effective and operative and, as such, are binding on all holders of the 6 3/8% Senior Notes.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits:

Exhibit No.	Description
Exhibit 99(a)	Letter dated December 7, 2017

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

WINDSTREAM HOLDINGS, INC.		WINDSTREAM SERVICES, LLC

By:	/s/ Kristi M. Moody	By:	/s/ Kristi M. Moody
Name:	Kristi M. Moody	Name:	Kristi M. Moody

Title:	Senior Vice President, General Counsel and Corporate Secretary	Title:	Senior Vice President, General Counsel and Corporate Secretary

Dated:	December 7, 2017

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